UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Trinity Industries, Inc. issued a press release on August 9, 2005, announcing that Ron W. Haddock has been elected a director of the Board of Directors of Trinity Industries, Inc. Mr. Haddock was also appointed a member of the Audit Committee and the Human Resources Committee of the Board of Directors of Trinity Industries, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2005, the Board of Directors of the Company amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc. to increase the number of directors from eight (8) to nine (9).

Item 9.01 Financial Statements and Exhibits.

The following is filed as an Exhibit to this Report.

99.1 Press Release by Trinity Industries, Inc. dated August 9, 2005 announcing the election of Ron W. Haddock as a director of the Board of Directors of the Company

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

August 10, 2005	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release by Trinity Industries, Inc. dated August 9, 2005 announcing the election of Ron W. Haddock as a director of the Board of Directors of the Company Press release.